UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
     [ ]  Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     [X]  Definitive Proxy Statement
     [ ]  Definitive Additional Materials
     [ ]  Soliciting Material Pursuant to Rule 14a-12

                             MTM TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

        (1) Title of each class of securities to which transaction applies:

        (2) Aggregate number of securities to which transaction applies:

        (3) Per unit price or underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

        (4) Proposed maximum aggregate value of transaction:

        (5) Total fee paid:

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount previously paid:

        (2) Form, Schedule or Registration Statement No.:

        (3) Filing Party:

        (4) Date Filed:

                             MTM TECHNOLOGIES, INC.
                                850 CANAL STREET
                           STAMFORD, CONNECTICUT 06902

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 19, 2004

To the Shareholders of MTM Technologies, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of MTM Technologies, Inc. (the "Company") will be held on Friday, November 19, 2004 at the offices of Thelen Reid & Priest LLP, counsel to the Company, located at 875 Third Avenue, New York, New York 10022, commencing at 9:30 a.m. (local time) for the following purposes:

     1. To elect nine persons to the Board of Directors of the Company, each to serve until the next annual meeting of shareholders of the Company or until such person shall resign, be removed or otherwise leave office;

     2. To approve an increase in the number of shares available for issuance under the Company's 2004 Equity Incentive Plan from 2,000,000 to 3,000,000;

     3. To ratify the appointment of Goldstein Golub Kessler LLP as accountants for the Company; and

     4. To consider and act upon any other matters that may properly come before the Annual Meeting or any adjournment or adjournments thereof. The Board of Directors is not presently aware of any such matters.

Only shareholders of record as of the close of business on October 12, 2004 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. A list of shareholders entitled to vote at the Annual Meeting will be available at the Annual Meeting for examination by any shareholder.

The foregoing matters are more fully described in the Proxy Statement accompanying this Notice, to which your attention is directed.

By Order of the Board of Directors,


John F. Kohler, Senior Vice President, General Counsel and Corporate Secretary

Stamford, Connecticut
October 21, 2004

Each shareholder is urged to complete, date, sign and return the accompanying proxy card to assure that the shareholder's vote will be counted.

                             MTM TECHNOLOGIES, INC.
                                850 CANAL STREET
                           STAMFORD, CONNECTICUT 06902

                                 PROXY STATEMENT

INTRODUCTORY COMMENT

     Throughout this Proxy Statement, the terms "we," "us," "our", "our company" and "the Company", refer to MTM Technologies, Inc. and, unless the context indicates otherwise, our subsidiaries on a consolidated basis; and "you and "your" refers to the individual shareholders of our company.

                      INFORMATION ABOUT THE ANNUAL MEETING

LOCATION OF THE ANNUAL MEETING AND SHAREHOLDERS ENTITLED TO VOTE

     The 2004 Annual Meeting of Shareholders of MTM Technologies, Inc. will be held at the offices of Thelen Reid & Priest LLP, counsel to the Company, located at 875 Third Avenue, New York, New York 10022, on November 19, 2004, commencing at 9:30 a.m. (local time). A photo identification must be shown in order to enter 875 Third Avenue. All of our shareholders of record as of the close of business on October 12, 2004, are entitled to attend and vote at the Annual Meeting.

INFORMATION ABOUT THIS PROXY STATEMENT

     We sent you this Proxy Statement and the enclosed Proxy Card because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement contains information that we are required to provide to you under the rules of the Securities and Exchange Commission (the "SEC") and that is designed to assist you in voting your shares. We began mailing these proxy materials on or about October 21, 2004 to all shareholders of record as of the close of business on October 12, 2004. In addition to soliciting by mail, our directors, officers and other employees may solicit proxies in person, or by telephone, facsimile transmission or other means of electronic communication. We also will pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for forwarding proxy materials to beneficial owners and obtaining their voting instructions.

INFORMATION ABOUT VOTING

     You can vote on matters coming before the Annual Meeting by proxy or in person. You may vote for all, some or none of the director nominees.

     If you choose to vote by proxy, you can do so by signing, dating and returning the enclosed Proxy Card. If you do this, the individuals named on the Proxy Card will be your proxies and they will vote your shares in the manner you indicate. If you do not indicate instructions on the Proxy Card but sign, date and return it, the proxies will vote your shares FOR the election of all nominees for director, FOR the approval of an increase in the number of shares available for issuance under the Company's 2004 Equity Incentive Plan and FOR the ratification of the Accountants, as listed in this Proxy Statement.

     Our Board of Directors anticipates that all of the nominees listed in this Proxy Statement will be available for election and does not know of any other matters that may be brought before the Annual Meeting. If any other matters should come before the Annual Meeting or any of the nominees for the Board of Directors is not available for election, the proxies will have discretionary authority to vote in accordance with their best judgment on such matters unless the Proxy Card is marked to the contrary.

     You may attend the Annual Meeting and cast your votes directly at the Annual Meeting. You may do this even if you have signed and returned the enclosed Proxy Card, provided that you revoke the proxy. You may revoke the proxy at any time before it is voted by:

     o sending a written notice of revocation addressed to our General Counsel John F. Kohler, at our corporate offices, 850 Canal Street Stamford, Connecticut 06902,

     o    delivering a later dated proxy, or

     o    voting in person at the Annual Meeting.

     If you want to vote at the Annual Meeting, but your shares are held in the name of a broker or other nominee, you should obtain a proxy from your broker or nominee naming you as its proxy in order to vote your shares.

INFORMATION ABOUT VOTES NECESSARY FOR ACTION TO BE TAKEN

     Our Series A-1 Convertible Preferred Stock ("Series A-1 Preferred Stock") and Series A-2 Convertible Preferred Stock ("Series A-2 Preferred Stock", and together with the Series A-1 Preferred Stock, the "Outstanding Series A Preferred Stock") and common stock are the only classes of our voting securities presently outstanding. The number of votes each share of Outstanding Series A Preferred Stock will be entitled to is equal to the number of shares of our common stock which the Outstanding Series A Preferred Stock is convertible into at the conversion price of $2.15, with respect to the Series A-1 Preferred Stock and $2.75 with respect to the Series A-2 Preferred Stock. We had 5,255,814 shares of Outstanding Series A Preferred Stock and 6,009,645 shares of our common stock outstanding as of the record date for the Annual Meeting. For voting purposes, the 5,255,814 shares of Outstanding Series A Preferred Stock would "convert" into 5,255,814 shares of common stock. Each share of Outstanding Series A Preferred stock as so "converted", together with our common stock, is hereinafter collectively referred to as our "Voting Stock."

     Each share of Voting Stock is entitled to one vote at the Annual Meeting. The presence at the Annual Meeting, either in person or by proxy, of holders of at least a majority of our Voting Stock that is outstanding as of the close of business on the record date is necessary to have a quorum which allows us to conduct business at the Annual Meeting.

     The election of directors is by a plurality of votes cast. Since the shareholders will be entitled to vote for up to nine individuals for election to our Board of Directors, the nine candidates with the most votes will be the individuals elected at the Annual Meeting to our Board of Directors.

     Proxies marked "abstain" with respect to proposals other than the election of directors and proxies marked to deny discretionary authority on all other matters will only be counted for the purpose of determining the presence of a quorum. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (the commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Our Voting Stock are the only classes of voting securities presently outstanding.

     The Beneficial Ownership Table below, sets forth information with respect to the beneficial ownership of shares of our Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock (collectively referred to as "Series A Preferred Stock") and common stock as of October 12, 2004 by:

     o each person known by us to beneficially own 5% or more of the outstanding shares of our Series A Preferred Stock and/or common stock, based on filings with the Securities and Exchange Commission and certain other information;

     o    each of our "named executive officers" and directors; and

     o    all of our executive officers and directors as a group.

     Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power. In addition, under SEC rules, a person is deemed to be the beneficial owner of securities which may be acquired by such person upon the exercise of options and warrants or the conversion of convertible securities within 60 days from the date on which beneficial ownership is to be determined.

     Our "named executive officers," in accordance with SEC rules, are those executive officers who are required to be listed pursuant to Item 402(a)(3) of Regulation S-K, as of the date of this Proxy Statement.

     Except as otherwise indicated in the notes to the Beneficial Ownership
Table:

     o we believe that all shares are beneficially owned, and investment and voting power is held by, the persons named as owners; and

     o the address for each beneficial owner listed in the table, except where otherwise noted, is MTM Technologies, Inc., 850 Canal Street, Stamford, Connecticut 06902.

BENEFICIAL OWNERSHIP TABLE

                                       Series A Preferred Stock                     Common Stock
                                                       Percentage of    Amount and Nature      Percentage of
                                   Amount and Nature    Outstanding       of Beneficial         Outstanding
         Name of Shareholder         of Ownership          Shares           Ownership             Shares
--------------------------------- -------------------- --------------- --------------------- ------------------
Pequot Capital                        9,101,968(2)        100.0            10,771,199(3)            64.2%
   Management, Inc. (1)
--------------------------------- -------------------- --------------- --------------------- ------------------
Gerald A. Poch (4)                    9,101,968(5)        100.0            10,771,199(6)            64.2%
--------------------------------- -------------------- --------------- --------------------- ------------------
Network Catalyst, Inc.                        0             0.0               500,000(7)             8.3%
--------------------------------- -------------------- --------------- --------------------- ------------------
William B. Corbin(8)                          0             0.0               500,000 (9)            8.3%
--------------------------------- -------------------- --------------- --------------------- ------------------
Norbert Sluzewski                             0             0.0               358,531(10)            6.0%
--------------------------------- -------------------- --------------- --------------------- ------------------
Michael Ritchken                              0             0.0               358,531(11)            6.0%
--------------------------------- -------------------- --------------- --------------------- ------------------
Steven H. Rothman                             0             0.0               900,561(12)           14.7%
--------------------------------- -------------------- --------------- --------------------- ------------------
Howard A. Pavony                              0             0.0               895,656(13)           14.6%
--------------------------------- -------------------- --------------- --------------------- ------------------
Arnold Wasserman                              0             0.0               105,500(14)            1.6%
--------------------------------- -------------------- --------------- --------------------- ------------------
William Lerner                                0             0.0                80,500(15)            1.3%
--------------------------------- -------------------- --------------- --------------------- ------------------
Alvin E. Nashman                              0             0.0                75,500(16)            1.2%
--------------------------------- -------------------- --------------- --------------------- ------------------
Francis J. Alfano                             0             0.0                66,667(17)            1.1%
--------------------------------- -------------------- --------------- --------------------- ------------------
Steven Stringer                               0             0.0                     0.0              0.0%
--------------------------------- -------------------- --------------- --------------------- ------------------
Richard R. Heitzmann (18)                     0(19)         0.0                     0(20)            0.0%
--------------------------------- -------------------- --------------- --------------------- ------------------
Amish Jani (18)                               0(19)         0.0                     0(20)            0.0%
--------------------------------- -------------------- --------------- --------------------- ------------------
All directors and executive
   officers as a group
   (fourteen persons)                 9,101,968(21)       100.0            13,445,583(22)           77.3%
--------------------------------- -------------------- --------------- --------------------- ------------------

--------------------------------------------------------------------------------------------------------------------

(1) According to a Schedule 13D/A filed with the SEC on September 23, 2004, Pequot Capital Management, Inc. is the investment advisor/manager for both Pequot Private Equity Fund III, LLP (the "Pequot Fund") and Pequot Offshore Private Equity Partners III, L.P. ("Pequot Partners," and together with the Pequot Fund, "Pequot") and exercises sole investment discretion over the Pequot Fund and Pequot Partners. The address for Pequot Capital Management, Inc., as well as the Pequot Fund and Pequot Partners is 500 Nyala Farms Road, Westport, Connecticut 06880.

(2) Represents (a) 2,853,555 shares of Series A-1 Preferred Stock owned of record by the Pequot Fund, (b) 402,259 shares of Series A-1 Preferred Stock owned of record by Pequot Partners, (c) 1,752,898 shares of Series A-2 Preferred Stock owned by the Pequot Fund, (d) 247,102 shares of Series A-2 Preferred Stock owned by Pequot Partners, (e) 3,370,958 shares of Series A-3 Preferred Stock which the Pequot Fund has the right to purchase from us at any time on or prior to May 20, 2007 and (f) 475,196 shares of Series A-3 Preferred Stock which Pequot Partners has the right to purchase from us at any time on or prior to May 20, 2007. The numbers of shares of Series A-3 Preferred Stock which the Pequot Fund and Pequot Partners have the right to purchase from us are subject to anti-dilution adjustment. Does not include any shares of Series A Preferred Stock that we may issue in lieu of cash dividends on the Series A Preferred Stock for the period between May 21, 2006 and May 20, 2008. Accrual of dividends on the Series A Preferred

     Stock will not commence until May 21, 2006.

(3) Represents (a) the maximum 9,101,968 shares of our common stock issuable upon conversion of all of the Series A Preferred Stock currently owned of record and that may be issued to the Pequot Fund and Pequot Partners, as discussed in note (2) to this Beneficial Ownership Table, which shares are convertible within the 60 days following the date of the Beneficial Ownership Table, (b) 788,805 shares of our common stock issuable upon exercise of warrants held of record by the Pequot Fund, which shares are exercisable within the 60 days following the date of this Beneficial Ownership Table, (c) 111,195 shares of our common stock issuable upon exercise of warrants held of record by Pequot Partners, which shares are exercisable within the 60 days following the date of this Beneficial Ownership Table, (d) 674,192 shares of our common stock issuable upon exercise of warrants that the Pequot Fund shall acquire in connection with its purchase of 3,370,958 shares of Series A-3 Preferred Stock which the Pequot Fund has the right to purchase at any time on or prior to May 20, 2007, which shares of common stock will be immediately exercisable upon acquisition of such warrants and (e) 95,039 shares of our common stock issuable upon exercise of warrants that Pequot Partners shall acquire in connection with its purchase of 475,196 shares of Series A-3 Preferred Stock, which shares of common stock will be immediately exercisable upon acquisition of such warrants. The numbers of shares of our common stock issuable upon conversion of the Series A Preferred Stock and exercise of the warrants which the Pequot Fund and Pequot Partners own of record or have the right to acquire from us are subject to anti-dilution adjustment. Does not include any shares of Series A Preferred Stock that we may issue in lieu of cash dividends on the Series A Preferred Stock for the period between May 21, 2006 and May 20, 2008. Accrual of dividends on the Series A Preferred Stock will not commence until May 21, 2006.

(4) The address for Mr. Poch is c/o Pequot Capital Management, Inc., 500 Nyala Farms Road, Westport, Connecticut 06880.

(5) Includes the shares of Series A Preferred Stock beneficially owned by Pequot Capital Management, Inc. (see note (2) to this Beneficial Ownership Table), of which Mr. Poch is a Managing Director. Mr. Poch disclaims beneficial ownership to the Series A Preferred Stock beneficially owned by Pequot Capital Management, Inc., except to the extent of his pecuniary interest therein.

(6) Includes the shares of our common stock beneficially owned by Pequot Capital Management, Inc. (see note (3) to this Beneficial Ownership Table), of which Mr. Poch is a Managing Director. Mr. Poch disclaims beneficial ownership to our common stock beneficially owned by Pequot Capital Management, Inc., except to the extent of his pecuniary interest therein.

(7) Represents 500,000 shares of our common stock issued to Network Catalyst Inc. ("Net Cat") pursuant to an Asset Purchase Agreement, dated September 17, 2004, in connection with our purchase of certain assets from Net Cat.

(8)  The address for Mr. Corbin is 1370 Reynolds Ave., Suite 101, Irvine, CA
     92614.

(9) Includes 500,000 shares of our common stock beneficially owned by Net Cat (see note (7) to this Beneficial Ownership Table) in which Mr. Corbin has a beneficial interest to the extent of his proportionate interest in Net Cat.

(10) Represents 358,531shares of our common stock issued to Norbert Sluzewski pursuant to an Asset Purchase Agreement dated July 2, 2004. Norbert Sluzewski was entitled to receive 376,506 shares of our common stock as partial consideration for the sale of certain assets. Concurrently therewith, Mr. Sluzewski instructed us to deliver a stock certificate for 21,084 shares to Amtech Associates ("Amtech") on behalf of Mr. Sluzewski as partial consideration for broker services provided by Amtech. 3,109 shares of our common stock were issued to Mr. Sluzewski on October 1, 2003.

(11) Represents 358,531shares of our common stock issued to Michael Ritchken pursuant to an Asset Purchase Agreement dated July 2, 2004. Michael Ritchken was entitled to receive 376,506 shares of our common stock as partial consideration for the sale of certain assets. Concurrently therewith, Mr. Ritchken instructed us to deliver a stock certificate for 21,084 shares to Amtech on behalf of Mr. Ritchken as partial consideration for broker services provided by Amtech. 3,109 shares of our common stock were issued to Mr. Ritchken on October 1, 2003.

(12) Includes 115,200 shares of our common stock issuable upon exercise of options granted to Mr. Rothman, which shares are exercisable within the 60 days following the date of this Beneficial Ownership Table. Does not include 1,125 shares of our common stock held by Mr. Rothman's spouse.

(13) Includes 115,200 shares of our common stock issuable upon exercise of options granted to Mr. Pavony, which shares are exercisable within the 60 days following the date of this Beneficial Ownership Table.

(14) Represents 105,500 shares of our common stock issuable upon exercise of options granted to Mr. Wasserman, which shares are exercisable within the 60 days following the date of this Beneficial Ownership Table.

(15) Represents 80,500 shares of our common stock issuable upon exercise of options granted to Mr. Lerner, which shares are exercisable within the 60 days following the date of this Beneficial Ownership Table.

(16) Represents 75,500 shares of our common stock issuable upon exercise of options granted to Dr. Nashman, which shares are exercisable within the 60 days following the date of this Beneficial Ownership Table.

(17) Represents 66,667 shares of our common stock issuable upon exercise of an option granted to Mr. Alfano, which shares are exercisable within the 60 days following the date of this Beneficial Ownership Table. Does not include 333,333 shares of our common stock issuable upon exercise of such


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


     option, which shares are not exercisable within the 60 days following the date of this Beneficial Ownership Table.

(18) The address for Messrs. Heitzmann and Jani is c/o Pequot Capital Management, Inc., 500 Nyala Farms Road, Westport, Connecticut 06880.

(19) Does not include the shares of Series A Preferred Stock beneficially owned by Pequot Capital Management, Inc. (see note (2) to this Beneficial Ownership Table), of which Mr. Heitzmann is a Senior Vice President and Mr. Jani is a Senior Vice President. Neither of Messrs. Heitzmann and Jani has voting power nor investment power with respect to the Series A Preferred Stock beneficially owned by Pequot Capital Management, Inc.

(20) Does not include the shares of our common stock beneficially owned by Pequot Capital Management, Inc. (see note (3) to this Beneficial Ownership Table), of which Mr. Heitzmann is a Senior Vice President and Mr. Jani is a Senior Vice President. Neither of Messrs. Heitzmann and Jani has voting power nor investment power with respect to our common stock beneficially owned by Pequot Capital Management, Inc.

(21) Includes those shares beneficially owned by our current executives officers and directors, as set forth in note (5) to this Beneficial Ownership Table.

(22) Includes those shares beneficially owned by our current executives officers and directors, as set forth in notes (6) through (9) and (12) through (15) to this Beneficial Ownership Table.

                                CHANGE IN CONTROL

     A change in control of the Registrant may be deemed to have occurred effective May 21, 2004. This change in control was the result of our consummation of the sale of 3,255,814 shares of our Series A-1 Preferred Stock and warrants to purchase 500,000 shares of our common stock to Pequot pursuant to a Purchase Agreement, dated January 29, 2004 ("Pequot Purchase Agreement"), among Pequot and our company. The consideration tendered for the Series A-1 Preferred Stock and warrants was $7 million. On September 16, 2004, Pequot purchased two million shares of our Series A-2 Preferred Stock and four-year warrants to purchase 400,000 shares of our common stock, in the ratio of five shares of Series A-2 Preferred Stock for every one warrant, at the purchase price of $2.75 for each one share of Series A-2 Preferred Stock and one-fifth (1/5) of a warrant sold, or an aggregate price of $5.5 million. Pequot has the right, but not the obligation, to purchase an additional $12.5 million of Series A Preferred Stock and warrants under the Pequot Purchase Agreement at any time, and from time to time, through May 20, 2007.

     Pequot currently holds approximately 46.7% of the outstanding voting power held by all of our shareholders as a result of its purchase of the Series A-1 Preferred Stock and Series A-2 Preferred Stock. Prior to the sale of the Series A-1 Preferred Stock, our two executive officers, Howard A. Pavony and Steven H. Rothman were our largest shareholders, each holding approximately 19.0% of the then outstanding voting power of our company. Pequot would hold 60.2% of the voting power of all of our outstanding voting securities if it purchases all of the Series A Preferred Stock which Pequot has the right to purchase under the

Pequot Purchase Agreement. In addition, Pequot would hold 64.2% of the voting power if it exercises all of the warrants it is entitled to acquire under the Pequot Purchase Agreement, before giving any effect to issuances of additional shares of common stock upon the exercise of options granted to our employees or any other possible stock issuances. Pequot also may receive additional shares of Series A Preferred Stock, if we elect to pay dividends on the outstanding Series A Preferred Stock in the form of such additional Series A Preferred Stock in lieu of paying cash dividends for the first two years in which dividends are payable.

     We entered into other agreements on May 21, 2004 as conditions to consummating the sale of the Series A-1 Preferred Stock, including agreements entered into with Pequot, Howard A. Pavony and Steven H. Rothman. Mr. Pavony was our chief executive officer and president prior to May 21, 2004 and remains our president and a director of our company. Mr. Rothman was our chairman of the board and chief financial officer prior to May 21, 2004 and has been appointed executive vice president and remains a director of our company. These additional agreements, which are a shareholders' agreement and separate employment agreements, call for our payments to Messrs. Pavony and Rothman of $750,000 each, exclusive of any salaries or bonuses to which they will be entitled to receive under their respective employment agreements. These payments are composed of:

     o $300,000 payable to each of the two executive officers as signing bonuses for entering into the new employment agreements and termination of their current agreements pursuant to which Messrs. Pavony and Rothman canceled rights to receive certain "golden parachute" payments upon a change in the control of our company, of which $100,000 has been paid to each of the executive officers and $200,000 will be paid to each of the two executive officers over the next two years;

     o $300,000 paid to each of the two executive officers as consideration for agreeing to certain non-competition prohibitions which would potentially limit the executives' future employment opportunities and compensation; and

     o $150,000 paid to each of the two executive officers as consideration for agreeing to restrictions on their voting rights and disposition of their respective equity interests in our company, that involve requirements concerning the election of directors, and Messrs. Pavony and Rothman's granting of proxies with respect to such elections, limitations on the number of securities that may be sold by each of the executive officers during specified time periods, and their granting to Pequot of rights of first refusal and co-sale rights.

     The shareholders' agreement provides that Pequot, Mr. Pavony and Mr. Rothman will vote, or cause to be voted, all of their securities of our company that they own or over which they have voting control so that the number of directors constituting our Board of Directors will be nine, consisting of:

     o    our chief executive officer, Francis J. Alfano;

     o    three directors selected by Pequot and its assignees;

     o    Mr. Pavony;

     o    Mr. Rothman;

     o three "independent" directors (within the meaning of independent as set forth in the Marketplace Rules of The Nasdaq Stock Market or the regulations of the stock exchange upon which our common stock is listed), initially selected by our Board of Directors immediately prior to the sale of the Series A-1 Preferred Stock and warrants and, with respect to each subsequent election of directors, to be selected by the corporate governance and nominating committee of our Board of Directors, each of whom shall not be affiliates of Pequot;

     o two independent directors to be selected by the chief executive officer and reasonably acceptable to both Pequot and our then current Board of Directors. The voting obligations of Pequot and Messrs. Pavony and Rothman under the shareholders' agreement are subject to the following limitations:

          o Pequot shall be obligated to vote their shares to elect Messrs. Pavony and Rothman to our Board of Directors only as follows: (a) for a period of two years following the issuance and sale of the Series A-1 Preferred Stock, Pequot will vote their shares to elect both Messrs. Pavony and Rothman, provided that such person has not terminated his employment, other than for "good reason," nor been terminated for "cause;" (b) for the period from the second to third anniversaries of the issuance and sale of the Series A-1 Preferred Stock, Pequot will vote its shares to elect either of Messrs. Pavony or Rothman as determined by our then current Board of Directors, provided that the designated person has not terminated his employment, other than for good reason, nor been terminated for cause, with the person not so elected being granted observer rights for the period, provided that such person has not terminated his employment, other than for good reason, nor been terminated for cause;

          o if Pequot owns less than 75% of the Series A Preferred Stock and/or shares of our common stock issued upon conversion of such Series A Preferred Stock but at least 33-1/3% of such stock, Messrs. Pavony and Rothman are only obligated to vote for two Pequot designees; and, if Pequot owns less than 33-1/3% of such stock, Messrs. Pavony and Rothman are only obligated to vote for one Pequot designee.

          o neither Mr. Pavony nor Mr. Rothman shall be obligated to vote their shares (a) to elect directors selected by Pequot if (i) Pequot owns less than 10% of the Series A Purchased Stock originally issued and sold pursuant to the Pequot Purchase Agreement and (ii) any other shareholders that are introduced to us by Pequot own less than 10% of the securities originally acquired by such shareholders or (b) if either or both of Messrs. Pavony and Rothman individually own less than 10% of the securities owned by such shareholder on the date of the issuance and sale of the Series A-1 Preferred Stock;

          o that one of the five independent directors will be the "financial expert" required to be a member of our audit committee in accordance with the Sarbanes-Oxley Act; and

          o to the extent necessary to comply with applicable laws, regulations and listing standards, that directors selected by Pequot will qualify as independent directors.

     The shareholders' agreement also limits the number of shares of our common stock that each of Messrs. Pavony and Rothman can dispose of during specified periods and grants Pequot rights of first refusal and co-sale rights with respect to any shares of our common stock that each of Messrs. Pavony and Rothman may desire to dispose of during specified periods.

     To the greatest extent permitted by applicable law and stock exchange rules, at least one of the directors designated by Pequot will be entitled to be a member of any committee formed by the Board of Directors, including our audit, compensation, nominating and corporate governance committees. Pequot will not have a representative on the independent directors committee.

     Immediately following the issuance and sale of the Series A-1 Preferred Stock, our Board of Directors was constituted in accordance with the shareholders' agreement, and consists of Francis J. Alfano, who became our chief executive officer immediately upon the issuance and sale of the Series A-1 Preferred Stock; Messrs. Pavony and Rothman; our independent directors prior to the sale of the Series A-1 Preferred Stock, William Lerner, Alvin Nashman and Arnold Wasserman; the three directors designated by Pequot, Gerald A. Poch, a Managing Director of Pequot Capital Management, Inc., a Managing General Partner of Pequot Fund and a Managing General Partner of Pequot Partners, Richard R. Heitzmann, a Senior Vice President of Pequot Capital Management, Inc., and Amish Jani, a Senior Vice President of Pequot Capital Management, Inc.

     According to a Schedule 13D/A of Pequot Capital Management, Inc. filed with the Securities and Exchange Commission on September 23, 2004, Pequot Capital Management, Inc. is the investment advisor/manager of, and exercises sole investment discretion over, Pequot. The Schedule 13D/A states that the executive officers of Pequot Capital Management, Inc. are Arthur J. Samberg and Harold Kahn, the sole director and controlling shareholder of Pequot Capital Management, Inc. is Mr. Samberg, and the funds utilized by Pequot in the purchase of the Series A-1 Preferred Stock and Series A-2 Preferred Stock and warrants pursuant to the Pequot Purchase Agreement were obtained from the contributions of the partners and shareholders of Pequot.

                                PROPOSAL NUMBER 1
                              ELECTION OF DIRECTORS

     A total of nine persons are to be elected to our Board of Directors at the Annual Meeting. Each director is elected to serve until the next annual meeting of shareholders of our company, unless the director shall resign, become disqualified, disabled or shall otherwise be removed from office. The proxies cannot be voted at the Annual Meeting for more than nine directors.

VOTE REQUIRED

     Only a plurality of votes cast is necessary for the election of directors. Accordingly, the nine persons receiving the highest numbers of votes will be elected at the Annual Meeting to our Board of Directors.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

     Our Board of Directors recommends that you vote "FOR" the election of the director-nominees named in this Proxy Statement.

DIRECTOR-NOMINEES FOR THE ANNUAL MEETING

     Our Board of Directors has nominated Gerald A. Poch, Francis J. Alfano, Steven H. Rothman, Howard A. Pavony, Arnold J. Wasserman, Richard R. Heitzmann, Amish Jani, William Lerner and Alvin E. Nashman for election at the Annual Meeting.

     Shares represented by executed Proxy Cards will be voted, if authority to do so is not withheld, for the election of each of Messrs. Poch, Alfano, Rothman, Pavony, Wasserman, Heitzmann, Jani, Lerner and Nashman, as directors of our company, unless such nominee(s) shall be unavailable, in which case such shares will be voted for the substitute nominee(s) designated by our Board of Directors. Our Board of Directors has no reason to believe that any of its director-nominees will be unavailable or, if elected, will decline to serve.

INFORMATION CONCERNING OUR DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is a brief description of the background of each of our directors-nominees and current executive officers, based on information provided to us by them.

                                   Principal Positions and
Name                       Age     Offices with our Company                       Director Since
---------------------     -----    ------------------------------------------     ----------------

Gerald A. Poch             57      Chairman of the Board of Directors                 2004
Francis J. Alfano          43      Chief Executive Officer and Director               2004
Steven H. Rothman          55      Executive Vice President and Director;             1986
                                   Chairman of the Board of Directors and
                                   Chief Financial Officer during Fiscal 2004
Howard A. Pavony           53      President and Director; Chief Executive            1986
                                   Officer and President during Fiscal 2004
Arnold J. Wasserman*       66      Director                                           1998
Richard R. Heitzmann+      32      Director                                           2004
Amish Jani                 26      Director                                           2004
William Lerner*+           69      Director                                           1995
Alvin E. Nashman*+         77      Director                                           1998


----------

*        Member of our audit committee.
+        Member of our compensation committee.


     Gerald A. Poch has served as Managing Director of Pequot Capital Management, Inc., the investment manager/advisor for the Pequot Fund and Pequot Partners since January 2000. He is also a Managing General Partner of both Pequot Fund and Pequot Partners. Pequot Fund and Pequot Partner beneficially owns 64.2% of our outstanding Common Stock and has the right to purchase additional Series A Preferred Stock. From August 1998 through January 2000, he was a Principal of Pequot Capital Management, Inc. and co-leader of Pequot Fund's and Pequot Partners' venture capital team. From August 1996 to June 1998 he was the Chairman, President and Chief Executive Officer of GE Capital Information Technology Solutions, Inc., a technology solutions provider. Prior to that, he was a founder, and served as Co-Chairman and Co-President, of AmeriData Technologies, Inc., a value-added reseller and systems integrator of hardware and software systems. Mr. Poch is also a director of Analex Corporation, Andrew Corporation, BriteSmile, Inc. and NETGEAR, Inc., each a publicly-traded company. In addition, Mr. Poch is a director of a number of private companies.

     Francis J. Alfano served as Chief Executive Officer, President and a director of Interliant, Inc., an Internet infrastructure business focused on collaboration, security, and managed hosting solutions from August 2002 to June 2003. On August 5, 2002, Interliant filed for protection under title 11 of the U.S. Bankruptcy Code. Mr. Alfano led the restructuring of Interliant's businesses resulting in the ultimate sale of its operations. From May 2001 through July 2003, he served as Interliant's Chief Financial Officer. From December 1998 to May 2001, he was Interliant's Senior Vice President of Corporate Development, with responsibility for strategic business relationships and execution of all merger and acquisitions. Mr. Alfano served as Vice President of Business Development at GE Capital Information Technology Solutions, Inc., a technology solutions provider from July 1996 to December 1998. Mr. Alfano was Director of Taxes at AmeriData Technologies, Inc. from July

1994 to July 1996. Mr. Alfano began his career in public accounting and was a Senior Manager in the tax department of Ernst & Young from January 1991 to July 1994.

     Steven H. Rothman has served as our Executive Vice President since May 2004. He served as our Chairman of the Board from September 2002 to May 2004. From May 1986 to August 2002, he served as our President. Mr. Rothman served as our Chief Executive Officer from September 1996 to August 2002 and as Co-Chief Executive Officer from May 1986 to August 1996.

     Howard A. Pavony has served as our President since May 2004. He served as our Chief Executive Officer and President from September 2002 to May 2004. From September 1986 to August 2002, he served as our Chairman of the Board, and from May 1986 to August 1986 as Co-Chief Executive Officer and Vice President.

     Arnold J. Wasserman has served as chairman of our audit committee since March 1999 and our lead independent director since June 2002. Mr. Wasserman has been a principal of Panda Financial Associates, Inc., a leasing/consulting firm, for the past 35 years. He is a director of Stratasys Inc., a Nasdaq National Market listed company which manufactures rapid prototyping systems and materials, and serves as chairman of its audit committee.

     Richard R. Heitzmann has served as a Senior Vice President at Pequot Capital Management, Inc., where he focuses on software and services investments, since January 2004. From June 2003 to January 2004, Mr. Heitzmann was Vice President of Corporate Development with First Advantage Corp., a public company involved in the risk mitigation industry. From November 2001 to June 2003 and prior to its merger with First Advantage, Mr. Heitzmann was the Senior Vice President of Corporate Development and a member of the Board of Directors of US Search.Com, Inc., a public company involved in the risk mitigation industry. From August 1999 to November 2001, Mr. Heitzmann served as a Vice President of Pequot Capital Management, Inc. Mr. Heitzmann served as an executive with NationsBanc Montgomery Securities in its Private Equity Group from July 1998 to September 1998 and with Booz-Allen and Hamilton in its Financial Services and Healthcare Group from September 1997 to December 1997. Mr. Heitzmann was involved in turnaround situations and distressed investing as a financial analyst and associate at Houlihan Lokey Howard and Zukin from July 1994 to September 1997.

     Amish Jani is a Senior Vice President at Pequot Capital Management, Inc., where he focuses on investments in infrastructure technologies. He joined Pequot Capital Management, Inc. as an associate in 2000. Prior to joining Pequot Capital Management, Inc., Mr. Jani was pursuing his Master of Business Administration at The Wharton Business School at the University of Pennsylvania.

     William Lerner has served as chairman of our corporate governance committee since November 2003. Mr. Lerner has been engaged in the private practice of corporate and securities law in New York since 1961 and in Pennsylvania since 1990. Mr. Lerner is a director of Seitel, Inc., New York Stock Exchange listed company which develops and maintains a seismic data library for the oil and gas industry; Rent-way, Inc., New York Stock Exchange listed company engaged in the rental-purchase industry; and Cortland Trust, Inc., a money market mutual fund distributed primarily through securities brokerage firms and commercial banks.

     Alvin E. Nashman has served as chairman of our compensation committee since March 1999. He has been an independent consultant in the field of computer service for the past ten years. Dr. Nashman is a director of James Monroe Bancorp, Inc., a Nasdaq Stock Market listed commercial bank.

COMMITTEES OF OUR BOARD OF DIRECTORS

     Our Board of Directors has four standing committees -- an audit committee, a compensation committee, a nominating and corporate governance committee and an independent directors committee.

Audit Committee
---------------

     Our audit committee currently is composed of William Lerner, Alvin E. Nashman and Arnold J. Wasserman, with Mr. Wasserman serving as its chairman. We believe that each of these committee members are "independent," within the meaning of such term under applicable law and the Marketplace Rules of The Nasdaq Stock Market, Inc. The audit committee is primarily concerned with the accuracy and effectiveness of the audits of our financial statements by our internal audit staff and by our independent auditors. Its duties include:

     o selecting and retaining the independent auditors, as well as ascertaining the auditors' independence;

     o reviewing the scope of the audits to be conducted, as well as the results of their audits;

     o approving non-audit services provided to our company by the independent auditors;

     o reviewing the organization and scope of our internal system of audit, financial and disclosure controls;

     o appraising our financial reporting activities, including our Annual Report on Form 10-K, and the accounting standards and principles followed; and

     o conducting other reviews relating to compliance by employees with our internal policies and applicable laws.

Audit Committee Charter
-----------------------

     Our Board of Directors adopted a charter for its audit committee in 2001. We amended the audit committee charter in June 2003 in order to comply with rules mandated by the Securities and Exchange Commission. A copy of the revised charter has been previously filed with the Securities and Exchange Commission.

Compensation Committee
----------------------

     Our compensation committee currently is composed of Richard Heitzmann, William Lerner and Alvin Nashman, with Mr. Heitzmann serving as its chairman. We believe that each of these committee members are "independent" within the meaning of such term under application law and the Marketplace Rules of the Nasdaq Stock Market, Inc. The duties of our compensation committee include recommending to the full Board of Directors remuneration to be paid our executive officers, determining the number and conditions to exercise of options granted pursuant to our various stock option plans and recommending the establishment of and monitoring a compensation and incentive program for all of our executive officers.

Nominating and Corporate Governance Committee
---------------------------------------------

     Our nominating and corporate governance committee currently is composed of Richard Heitzmann, Amish Jani, William Lerner and Arnold J. Wasserman, with Mr. Lerner serving as its chairman. We believe that each of these committee members are "independent" within the meaning of such term under applicable law and the Market Place Rules of the Nasdaq Stock Market, Inc. The duties of our nominating and corporate governance committee include overseeing that our board's policies, as well as ensuring that we are in compliance with all applicable federal and state securities laws and the Nasdaq rules, and determining our Board of Directors' slate of director-nominees for each shareholder election of directors. The nominating and corporate governance committee charter is attached hereto as Appendix A.

     In identifying and evaluating nominees for director, including nominees recommended by shareholders, the nominating and corporate governance committee shall take into consideration any criteria approved by the Board, which may include:

     o judgment, skill, diversity, experience with business and other organizations in related industries and of comparable size;

     o the interplay of the candidate's experience with the experience of the other Board members; and

     o the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

     Other than the foregoing, and the independence requirements discussed above, there are no stated minimum criteria for director nominees.

     The nominating and corporate governance committee will consider all candidates recommended by shareholders in accordance with the procedures set forth below. Shareholders who wish to recommend a nominee for election as director at an annual shareholders meeting must submit their recommendations at least 120 calendar days before the date that our Proxy Statement is released to shareholders in connection with the previous year's annual meeting of shareholders. Shareholders may recommend candidates for consideration by the Board by writing to our General Counsel, at our corporate offices, 850 Canal Street, Stamford, Connecticut 06902, giving the candidate's name, age, business and residence contact information, biographical data, including the principal occupation or employment of the candidate, qualifications, the class and number of our shares, if any, beneficially owned by such candidate, a description of all arrangements or understandings between the shareholder and the candidate and any other person or persons (naming them) pursuant to which the nominations are to be made by the shareholder and any other information relating to the candidate that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, pursuant to Regulation 14A under the Exchange Act of 1934. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director must accompany any Shareholder recommendation. Any Shareholder who wishes to recommend a nominee for election as director also must provide his, her or its name and address, as they appear in our books, the number and class of shares beneficially owned by such Shareholder and any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Exchange Act of 1934.

Independent Directors Committee.
--------------------------------

     The independent directors committee has recently been formed to consider transactions and other situations in which other Board members who are members of management or employees of Pequot may have conflicts of interest. We are currently developing a charter and procedures to be followed by this committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of our compensation committee is or was an officer employee of our company, nor had any relationship requiring disclosure. In addition, to our knowledge, none of our executive officers:

     o served as a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee;

     o served as a director of another entity, one of whose executive officers served on our compensation committee; nor

     o served as a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of our company.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

     Our Board of Directors held six formal meetings during our fiscal year ended March 31, 2004. Our audit committee held four formal meetings, our compensation committee held one formal meeting and our nominating and corporate governance committee and independent directors committee held no formal meetings during our 2004 fiscal year. Each member of our Board of Directors attended, in person or telephonically, at least 75% of the total number of meetings of our board and each committee of the board on which the director serves.

DIRECTOR FEES

     Each director who is not an employee of our company receives an annual fee of $9,000 as compensation for serving on our Board of Directors, plus an additional $1,500 for each board meeting attended in person and $250 for each board meeting attended by telephonic conference call. Each member of the board's audit, compensation, corporate governance and independent directors committees receives $2,500 per year, and each chairman of the committees receives $3,500, as compensation for serving on such committees, as well as an additional $250 for each committee meeting attended if the committee meeting is held on a day other than a day on which the board itself is meeting. We also paid the lead independent director a monthly fee of $1,000 as compensation for serving in such capacity during the year ended March 31, 2004. During the fiscal year ended March 31, 2004 stock options were granted to directors as follows:


                                              Number of
                                               Options          Exercise
               Director                        Granted          Price
               -----------------------------  ----------       ---------

               Arnold Wasserman                  5,000            $0.80

               Arnold Wasserman                 15,000            $1.03

               Arnold Wasserman                 10,000            $1.44

               William Lerner                   10,000            $1.44

               Alvin Nashman                    10,000            $1.44



ATTENDANCE AT SHAREHOLDERS' MEETINGS

     The company encourages directors to attend the annual meeting. Last year, all directors attended the annual meeting.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

     Shareholders may communicate with the Board of Directors or an individual director by sending a letter to the Board or a director's attention care of the General Counsel of the Company at 850 Canal Street, Stamford, Connecticut 06902. The General Counsel will open, log and deliver all such correspondence (other than advertisements, solicitations or communications that contained offensive or abusive content) to directors on a periodic basis, generally in advance of each board meeting.

EXECUTIVE COMPENSATION

         The following table sets forth, with respect to the our fiscal years ended March 31, 2004, 2003 and 2002, all compensation earned by each person who is required to be listed pursuant to Item 402(a)(3) of Regulation S-K.

SUMMARY COMPENSATION TABLE

                                                                                                   Long-Term
                                                                                                  Compensation
                                                                                                 ------------
                                                        Annual Compensation                          Awards
                                  -----------------------------------------------------------    -------------
                                                                                                   Securities
                                    Fiscal                                      Other Annual       Underlying
Name and Principal Position(s)       Year      Salary          Bonus          Compensation          Options
--------------------------------    ------    ---------        ------        ----------------     ------------
Howard A. Pavony, President and      2004    $ 265,000      $     --              (1)                    --
Chief Executive Officer during
fiscal 2004
                                     2003      265,000          8,200             (1)                    --
                                     2002      258,750             --             (1)                50,000

Steven H. Rothman, Chairman of       2004    $ 265,000      $      --             (1)                    --
the Board and Chief Financial
Officer during fiscal 2004
                                     2003      265,000          8,200             (1)                    --
                                     2002      258,750             --             (1)                50,000

----------

(1) Represents perquisites and other personal benefits, securities or property which aggregated to less than $50,000 or 10% of the total annual salary and bonus paid during the fiscal year to the named executive officer.


OPTION GRANTS IN LAST FISCAL YEAR

     None of the executive officers listed in the Summary Compensation Table contained herein received the grant of a stock option during the year ended March 31, 2004

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

     None of the named executive officers listed in the Summary Compensation Table contained herein exercised any of their options during our fiscal year ended March 31, 2004.

     The following table sets forth:

     o the total number of unexercised options held, as of March 31, 2004, by each of the named executive officers listed in the Summary Compensation Table contained in the "Executive Compensation" subsection of this Proxy Statement, separately identified between those exercisable and those not exercisable, and

     o the aggregate value of in-the-money, unexercised options held, as of March 31, 2004, by each of the named executive officers, separately identified between those exercisable and those not exercisable.

      Number of                             Value of Unexercised
   Unexercised Options                      In-the-Money Options
   as of March 31, 2004                    as of March 31, 2004 (1)
-----------------------  ------------------------------------------------------
Name                     Exercisable  Unexercisable  Exercisable  Unexercisable
-----------------------  ------------ -------------- -----------  -------------
Howard A. Pavony           134,000          0          $  8,000       $    0
Steven H. Rothman          134,000          0          $  8,000       $    0


----------

(1) The value of unexercised in-the-money options is calculated by subtracting the aggregate exercise price of the options from the aggregate market price of the shares underlying the options as of March 31, 2004 of $1.45 per share.

EMPLOYMENT AGREEMENTS

     We have entered into employment agreements with Mr. Pavony and Mr. Rothman. Each of these employment agreements is for a term of three years, subject to automatic one-year renewals except with twelve months' prior written notice to the other party of non-renewal. Pursuant to their respective employment agreements, Mr. Pavony serves as our president and Mr. Rothman serves as our executive vice president at base salaries of $265,000 per year. In addition, the employment agreements provide for our payment to each of Messrs. Pavony and Rothman a $300,000 signing bonus (payable over two years), a $300,000 payment in consideration for their agreement to certain non-competition restrictions and a $150,000 payment in consideration for their agreement to certain voting rights restrictions and disposition restrictions with respect to their company stock.

     In addition, we retained Mr. Alfano pursuant to an employment agreement. This employment agreement is for a term of three years, subject to automatic one-year renewals except with twelve months prior written notice to the other party of non-renewal. Mr. Alfano receives a base salary of $225,000 per year, increasing to $275,000 per year in the second year of the employment term, if specified goals are attained. Mr. Alfano was granted options to purchase an aggregate of 400,000 shares of our common stock at a purchase price equal to $2.15 per share.

STOCK PLANS

The shareholders have approved the following stock plans:

     o 1993 Stock Option Plan. The 1993 Stock Option Plan provides for the grant of options to purchase an aggregate of 250,000 shares of our common stock. As of the record date for the Annual Meeting, 91,166 shares have been issued upon exercise of options and 126,334 shares are subject to outstanding options. The 1993 Stock Option Plan has expired. Accordingly, we can no longer grant options under the plan.

     o 1996 Stock Option Plan. The 1996 Stock Option Plan provides for the grant of options to purchase an aggregate of 350,000 shares of our common stock. As of the record date for the Annual Meeting, 54,500 shares have been issued upon exercise of options and 247,300 shares are subject to outstanding options.

     o 1998 Stock Option Plan. The 1998 Stock Option Plan provides for the grant of options to purchase an aggregate of 250,000 shares of our common stock. As of the record date for the Annual Meeting, 10,500 shares have been issued upon exercise of options and 192,500 shares are subject to outstanding options.

     o 2000 Long Term Performance Plan. The 2000 Long Term Performance Plan provides for the award of an aggregate of 350,000 shares of our common stock. The plan provides for the grant of stock options, stock appreciation rights, stock awards and cash awards. As of the record date for the Annual Meeting, 332,100 shares have been awarded or are subject to outstanding awards.

     o 2002 Long Term Performance Plan. The 2002 Long Term Performance Plan provides for the award of an aggregate of 250,000 shares of our common stock. The plan provides for the grant of stock options, stock appreciation rights, stock awards and cash awards. As of the record date for the Annual Meeting, 92,500 shares have been awarded or are subject to outstanding awards.

     o 2004 Equity Incentive Plan. The 2004 Equity Incentive Plan, which our shareholders approved on May 20, 2004, currently provides for the award of an aggregate of 2,000,000 shares of our common stock. The plan provides for the grant of stock options, stock appreciation rights, restricted stock, performance grants, stock bonuses and any other type of award deemed by the compensation committee to be consistent with the purposes of the plan. As of the record date for the Annual Meeting, 1,010,000 shares have been awarded or are subject to outstanding awards. We are asking shareholders to increase the number of shares issuable under the plan by 2,000,000 to 3,000,000.

     Employees, officers, directors, consultants and advisors of the company or of a participating subsidiary or affiliate are eligible to participate in our stock plans. The plans are administered by our Board of Directors or the compensation committee of the board.

     Options granted under the stock plans may be incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified stock options ("NSOs"). In general, the exercise price of an ISO may not be less than 100% of the fair market value of the common stock as of the date of grant, except that the exercise price of an ISO granted to an employee who beneficially owns 10% or more of the total combined voting power of all of our equity securities, referred to as a "10% shareholder," may not be less than 110% of the fair market value of the common stock as of the date of grant. The exercise price of an NSO may not be less than 85% of the fair market value of the common stock as of the date of grant.

     Options may not be exercised more than ten years after the date of grant, or five years in the case of ISOs granted to a 10% shareholder. A participant may exercise an option by tendering payment of the purchase price to us or, subject to approval by the administrator of the plan and as permitted by law, by delivery of shares of our common stock having a fair market value equal to the exercise price or by other form of payment. The number of shares that may be acquired upon exercise of an option and the exercise price of an option are subject to adjustment in the event of a merger, recapitalization, stock split or stock dividend.

PERFORMANCE GRAPH

The following graph and table sets forth the annual changes for the five-year period indicated in a theoretical cumulative total shareholder return of an investment of $100 in our common stock and each comparison indices, assuming reinvestment of dividends, if any.

                               [GRAPHIC OMITTED]



------------------------------- ------------- ------------- ------------ ------------- ----------- -----------
                                 3/31/1999     3/31/2000     3/31/2001    3/31/2002    3/31/2003   3/31/2004
------------------------------- ------------- ------------- ------------ ------------- ----------- -----------
MTM Technologies, Inc.             100.00        425.93         32.28        39.31         16.64       41.60
------------------------------- ------------- ------------- ------------ ------------- ----------- -----------
Standard & Poors SmallCap          100.00        129.80        125.69       152.17        113.41      175.94
------------------------------- ------------- ------------- ------------ ------------- ----------- -----------
Peer Group                         100.00         96.53         61.03        79.99         56.33       75.40
------------------------------- ------------- ------------- ------------ ------------- ----------- -----------

The peer group consists of Affiliated Computer SVCS Inc., Compucom Sys Inc., Computer Horizons Corp, Datatec Sys Inc., Eplus Inc., Keane Inc., Perot Sys Corp., Pomeroy Computer Res Inc., Superior Consul Hldgs Corp., Tier Technologies Inc. and Unisys Corp.

REPORT BY COMPENSATION COMMITTEE

Philosophy
----------

     The Compensation Committee believes that maximizing shareholder value is the most important measure of success, and achieving this depends on the coordinated efforts of individual employees working as a team toward defined common performance goals. The compensation for executive officers and management is designed to be competitive, reward exceptional performance and align the interest of executive officers with the interests of shareholders.

     The total direct compensation package for our executives, including the Chairman of the Board and the chief executive officer and president, is made up of three elements: (i) a competitive base salary; (ii) short-term incentives, including bonuses based on the achievement of individual and business performance objectives; and (iii) long term incentives, including stock options and other stock based awards.

Salary
------

     The Compensation Committee believes that the basic philosophy regarding salaries to be followed is to consider increases based upon a favorable evaluation of individual performance relative to individual goals, the functioning of the executive's team within the corporate structure, success in furthering the corporate strategy and goals, and individual management skills, responsibilities and anticipated workload. Apart from contractual commitments, the Compensation Committee will also consider demonstrated loyalty and commitment and the competitive salaries offered by similar companies to attract and retain executives. Merit increases for executives are to be subject to the same budgetary guidelines as apply to any other employees. In those cases where an executive has entered into an employment agreement, the base salary is determined pursuant to the terms of the agreement, and renewals of contracts will be considered on the basis of the performance of the individual, the performance of our company and the compensation philosophy of our company.

Bonuses
-------

     Bonus incentives are structured so that if we achieve our target goals, the incentive bonuses for the executives could be a significant percentage of base salary. This policy is designed to further motivate individuals to improve performance.

Stock Options
-------------

     Executives are eligible for annual stock option grants under our stock option plans. The number of options granted, or shares awarded, to any individual depends on individual performance, salary level and competitive data, and the impact that such employee's productivity may make to shareholder value over time. In addition, in determining the number of stock options granted to each executive, the Compensation Committee reviews the unvested options of each executive to determine the future benefits potentially available to the executive. The number of options granted will depend in part on the total number of unvested options deemed necessary to provide an incentive to that individual to make a long term commitment to remain with the Company. By giving to executives an equity interest in our company, the value of which depends upon stock performance, the policy seeks to further align management and shareholder interests.

Respectfully submitted,

The Compensation Committee of the Board of Directors of MTM Technologies, Inc.

Alvin E. Nashman, Chairman
William Lerner, Member
Arnold J. Wasserman, Member

AUDIT COMMITTEE REPORT

Review with Management
----------------------

     The Audit Committee has reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended March 31, 2004.

Review and Discussions with Independent Public Accountants
----------------------------------------------------------

     The Audit Committee has discussed with Goldstein Golub Kessler LLP, the Company's independent accountants, the matters required to be discussed by SAS 61.

Receipt, Review and Discussions of Disclosures and Letter from the Independent
------------------------------------------------------------------------------
Public Accountants
------------------

     The Audit Committee has received all written disclosures and the letter of the independent accountants required by Independence Standards Board Standard No. 1 and has discussed with the independent accountants their independence.

Recommendation of the Audit Committee
-------------------------------------

     Based on the review and discussions referred to in this Audit Committee Report, the Audit Committee recommended to the Board of Directors of the Company that the Company's audited financial statements as of and for the fiscal year ended March 31, 2004 be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2004 for filing with the Securities and Exchange Commission.

Respectfully submitted,

The Audit Committee of the Board of Directors of MTM Technologies, Inc.

Arnold J. Wasserman, Chairman
William Lerner, Member
Alvin E. Nashman, Member

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and ten percent shareholders are required by regulation to furnish us with the copies of all
Section 16(a) forms they file. Based solely on our review of the copies of those forms we received or written representations from certain reporting persons that no Forms 5 were required for those persons, we are not aware of any failure to file reports or report transactions in a timely manner during the fiscal year ended March 31, 2004.

                                PROPOSAL NUMBER 2
         APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES RESERVED UNDER
                         THE 2004 EQUITY INCENTIVE PLAN

     The Board of Directors and our shareholders have previously adopted and approved our 2004 Equity Incentive Plan (the "2004 Plan"). A total of 2,000,000 shares of common stock are presently reserved for issuance under the plan. We seek shareholder approval to increase the number of shares available for issuance under the 2004 Plan from 2,000,000 to 3,000,000.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of our Voting Stock cast at the annual meeting on this proposal number 2 will be required to approve the increase.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

     Our Board of Directors recommends that you vote "FOR" the approval of an increase in the number of shares reserved for issuance under the 2004 Plan by 2,000,000 shares to 3,000,000 shares.

REASON FOR THE INCREASE

     There is an ongoing "battle for talent" within the industries in which we operate and within the overall domestic employment market. In order to retain and secure employees in this intensely competitive employment environment, we must have competitive compensation programs, particularly with respect to equity-based awards. The use of stock options and other stock awards among public companies is widely prevalent.

     We have used stock option grants under the 2004 Plan as a form of long-term incentive for our directors, executive officers, employees and consultants. To date, we have issued options to purchase an aggregate of 1,010,000 shares of our common stock under the 2004 Plan. The Board of Directors has determined that additional shares need to be available for grants under the 2004 Plan. These grants and awards will be used to help attract, retain and reward key employees.

PLAN SUMMARY

     A general description of the basic features of the 2004 Plan follows, but such description is qualified in its entirety by reference to the full text of the 2004 Plan, a copy of which may be obtained without charge upon written request to the Company's Secretary.

PURPOSES

     The purposes of the 2004 Plan are to (a) enable us and our subsidiaries and affiliates to attract and retain highly qualified personnel who will contribute to our success, and (b) provide incentives to participants in the 2004 Plan that are linked directly to increases in shareholder value which will therefore inure to the benefit of all of our shareholders.

SHARES AVAILABLE FOR ISSUANCE

     The maximum number of shares of our common stock that currently may be issued under the 2004 Plan is 2,000,000. The number of shares that may be granted pursuant to the 2004 Plan and the exercise prices of and number of shares subject to outstanding options and other awards will be proportionately adjusted, subject to any required action by the Board of Directors or shareholders and compliance with applicable securities laws, in the event of a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in our capital structure involving our common stock.

ADMINISTRATION

     The 2004 Plan is administered by the compensation committee of our Board of Directors. Each member of the compensation committee or other committee administering the 2004 Plan will be an independent director. Throughout the remainder of this discussion of the 2004 Plan, the term "administrator" refers to the compensation committee.

     Pursuant to the 2004 Plan, the administrator shall have full authority, in its discretion, to: (a) select the persons to whom awards will be granted, (b) grant awards, (c) determine the number of shares to be covered by each award,
(d) determine the type, nature, amount, pricing, timing and other terms of each award, and (e) interpret, construe and implement the provisions of the 2004 Plan, including the authority to adopt rules and regulations.

ELIGIBILITY

     Participation in the 2004 Plan is limited to employees, officers, directors, consultants and advisors of the company or of a participating subsidiary or affiliate. A subsidiary or affiliate of the company may participate in the 2004 Plan, subject to approval by the Board of Directors.

TYPES OF AWARDS

     The administrator is authorized to award incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-qualified stock options ("NSOs"), stock appreciation rights ("SARs"), restricted stock, performance grants, stock bonuses and other types of awards. The administrator will set forth the terms and conditions of each award in an award agreement entered into between the company and the participant.

STOCK OPTIONS

     The exercise price of an ISO must be no less than 100% of the fair market value of our common stock on the date of the grant. The exercise price of an NSO must be no less than 85% of the fair market value of our common stock on the date of grant. For purposes of the 2004 Plan, fair market value shall be equal to the closing market price of our common stock on the principal stock market in which the common stock trades. In the absence of a market price, fair market value shall be determined in such manner as the administrator may deem equitable, or as required by applicable law or regulation.

     Unless otherwise provided in the stock option award agreement, one quarter of the shares subject to the option become exercisable on the first anniversary of the option grant and an additional one-quarter become exercisable on each of the next three anniversary dates. The term of an option cannot exceed ten years, except in the case of an ISO granted to a person who beneficially owns 10% or more of the total combined voting power of all of our equity securities, referred to as a "10% shareholder." An ISO granted to a 10% shareholder cannot have a term exceeding five years, nor may such an ISO be exercisable at less than 110% of the fair market value of our common stock on the date of grant. ISOs may not be granted under the 2004 Plan after February 5, 2014.

     No more than 500,000 shares subject to options may be granted to any one individual in a calendar year. In addition, the aggregate fair market value of shares subject to ISOs that are first exercisable by an individual in a calendar year, whether under the 2004 Plan or any other plan of our company, may not exceed $100,000. Shares in excess of such $100,000 limitation shall be deemed granted as an NSO.

     Payment for shares purchased upon exercise of a stock option must be made in full at the time of purchase. A participant may pay the option exercise price in cash or, subject to approval by the administrator and as permitted by law,
(a) by reduction of indebtedness we owe to the participant, (b) by the transfer to us of shares of our common stock owned by the participant for at least six months or obtained in the public market, and which are valued at fair market value on the date of transfer, (c) in the case of an employee who is not an officer or director, by interest bearing promissory note, or (d) through a "same day sale" or "margin" commitment by an NASD member broker-dealer.

SARS

     A SAR is a right, denominated in shares, to receive an amount, payable in shares, in cash or a combination of shares and cash, that is equal to the excess of (a) the fair market value of our common stock on the SAR exercise date over
(b) the fair market value of our common stock on the SAR grant date, multiplied by the number of shares for which the SAR is exercised. SARs may be awarded either in combination with the grant of an option or other type of award or individually.

RESTRICTED STOCK GRANTS

     Restricted stock consists of shares of our common stock which are sold to a participant, but are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the participant. Restrictions could include, but are not limited to, performance criteria, continuous service with us, the passage of time or other restrictions. In the case of a 10% shareholder, restricted stock will only be issued at fair market value.

     Any performance criteria may be used to measure our performance as a whole or the performance of any of our subsidiaries, affiliates or business units. Any performance criteria may be adjusted to include or exclude extraordinary items.

PERFORMANCE GRANTS

     Performance grant awards are earned over a performance period determined by the administrator at the time of the award. There may be more than one performance award in existence at any one time, and the performance periods may differ or overlap. Further, performance grants can be awarded separately or in tandem with other awards.

     At the time a performance grant is awarded, the administrator will establish minimum and maximum performance goals over the performance period. The portion of the performance award earned by the participant will be determined by the administrator, based on the degree to which the performance goals are achieved. No performance grants will be earned by the participant unless the minimum performance goals are met.

STOCK BONUS AWARDS

     The administrator may award shares of our common stock to participants without payment therefor, as additional compensation for service to us, our subsidiaries or our affiliates.

AMENDMENT OF THE 2004 PLAN

     Except as may be required for compliance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Securities Act") and Sections 162(m) or 422 of the Code, our Board of Directors has the right and power to amend the 2004 Plan; provided, however, that the board may not amend the 2004 Plan in a manner which would impair or adversely affect the rights of the holder of an outstanding award without such holder's consent. If the Code or any other applicable statute, rule or regulation, including, but not limited to, those of any securities exchange, requires shareholder approval with respect to the 2004 Plan or any type of amendment thereto, then, to the extent so required, shareholder approval will be obtained.

TERMINATION OF THE 2004 PLAN

     Subject to earlier termination by our Board of Directors, the 2004 Plan will terminate on February 5, 2014. Termination of the 2004 Plan will not in any manner impair or adversely affect any award outstanding at the time of termination.

ADMINISTRATOR'S RIGHT TO MODIFY BENEFITS

     Any award granted may be converted, modified, forfeited, or canceled, in whole or in part, by the administrator if and to the extent permitted in the 2004 Plan, or applicable agreement entered into in connection with an award grant or with the consent of the participant to whom such award was granted.

CHANGE IN CONTROL

     An award agreement may provide that, upon a "change in control," all or any portion of the award shall automatically become immediately vested and exercisable, that restrictions relating to the award shall lapse or that the award shall become immediately payable.

     A change in control will be deemed to have occurred if:

     o any person (other than a current shareholder or holder of rights entitling the holder to acquire our securities) acquires beneficial ownership of 50% or more of the voting power of our then-outstanding voting securities,

     o members of our current board cease to constitute a majority of our board without the approval of our current board (or those elected with the approval of the directors on the board at the time of such member's election), or

     o we are a party to a merger, consolidation, liquidation, dissolution or sale of all or substantially all of our assets, other than a merger in which we are the surviving corporation and such merger does not result in any other manner in a change in control.

REUSAGE

     If a stock option expires or is terminated, surrendered or canceled without having been fully exercised or if restricted stock or SARs are forfeited or terminated without the issuance of all of the shares subject to such award, the shares covered by such awards again will be available for use under the 2004 Plan. Shares covered by an award granted under the 2004 Plan will not be counted as used unless and until they are actually and unconditionally issued and delivered to a participant. The number of shares which are transferred to us by a participant to pay the exercise or purchase price of an award will be subtracted from the number of shares issued with respect to such award for the purpose of counting shares used. Shares covered by an award granted under the 2004 Plan which is settled in cash will not be counted as used.

TERMINATION OF OPTIONS

     Upon the termination of a participant's employment or other service with us, the participant will have three months to exercise options to the extent exercisable as of the date of termination, except where such termination is for "cause" as defined in the 2004 Plan, in which event the option will expire immediately. However, if the termination is due to the participant's death or disability, then the participant or the participant's estate or legal representative shall have the right to exercise any vested options for twelve months after such death or disability. The administrator, in its discretion, may delay the termination of such an option, but only for up to the earlier of (a) five years from such termination or (b) the option's original expiration date.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary, as of the date of this proxy statement, of the federal income tax consequences to us and participants under the 2004 Plan. Federal tax laws may change and the federal, state and local tax consequences for any such participant will depend upon his, her or its individual circumstances. Each participant shall be encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the 2004 Plan.

ISOS

     A participant generally does not recognize taxable income upon the grant or upon the exercise of an ISO.

     If a participant sells ISO shares before having held them for at least one year after the date of exercise and two years after the date of grant, the participant recognizes ordinary income to the extent of the lesser of (a) the difference between the exercise price and the amount received upon the sale of the shares or (b) the difference between the exercise price and the fair market value of the shares on the date of exercise. Any additional gain is treated as long-term or short-term capital gain depending upon how long the participant has held the ISO shares prior to disposing of them in a disqualifying disposition. In the year of disposition, we will receive a federal income tax deduction in an amount equal to the ordinary income which the optionee recognizes as a result of the disposition.

     If a participant sells ISO shares after having held them for at least one year after exercise and two years after the date of grant, the participant recognizes income in an amount equal to the difference, if any, between the exercise price of the ISO shares and the fair market value of those shares on the date of sale. Such income will be taxed at long-term capital gains rates. In such an event, we will not be entitled to a federal income tax deduction. The holding period requirements generally are waived when a participant dies.

     A participant's exercise of an ISO may result in alternative minimum tax ("AMT") liability. In the year that a participant exercises an ISO, his or her AMT calculation must include the difference between the exercise price of the ISO shares and the fair market value of the shares on the date of exercise.

NSOS

     A participant does not recognize taxable income upon the grant of an NSO. Upon the exercise of an NSO, the participant recognizes ordinary income to the extent that the fair market value of the shares received upon exercise of the NSO on the date of exercise exceeds the exercise price, unless the participant is subject to the provisions of Section 16 of the Securities Exchange Act. We will receive an income tax deduction in an amount equal to the ordinary income that the participant recognizes upon the exercise of the NSO. If a participant sells shares received upon the exercise of an NSO, the participant recognizes capital gain income to the extent the sales proceeds exceed the fair market value of such shares on the date of exercise. If the participant is subject to
Section 16, absent an election to be taxed at the time of exercise, the participant will be taxed when the insider trading restrictions of Section 16 lapse, and then based upon the value of the shares at the time the trading restrictions lapse.

RESTRICTED STOCK

     A participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, the participant recognizes ordinary income in the taxable year in which his or her interest in the shares becomes either (a) freely transferable or (b) no longer subject to substantial risk of forfeiture. On the date restrictions lapse, the participant includes in taxable income the fair market value of the shares less the cash, if any, paid for the shares.

     Pursuant to Section 83(b) of the Code, a participant may elect to recognize income at the time he or she receives restricted stock in an amount equal to the fair market value of the restricted stock, less any cash paid for the shares.

     We will receive a compensation expense deduction in the taxable year in which restrictions lapse, or in the taxable year of the award if, at that time, the participant had filed a timely election to accelerate recognition of income.

OTHER BENEFITS

     In the case of a SAR exercise or an award of a performance grant or stock bonus, a participant will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. In that taxable year, we will receive a federal income tax deduction in an amount equal to the ordinary income which the participant has recognized.

MILLION DOLLAR DEDUCTION LIMIT

     We may not deduct compensation of more than $1,000,000 that is paid to an individual who, on the last day of the taxable year, is either our chief executive officer or is among one of the four other most highly-compensated officers for that taxable year. The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation. We believe that awards in the form of stock options constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation.

REGISTRATION AND EFFECT OF STOCK ISSUANCE

     We intend to register under the Securities Act the shares of our common stock issuable under the 2004 Plan. This will make such shares immediately eligible for resale in the public market.

     The issuance of shares of our common stock under the 2004 Plan will dilute the voting power of our shareholders.

MISCELLANEOUS

     The following table sets forth grants received or to be received by each person required to make such disclosure pursuant to Item 10 of this Schedule 10A in connection with the 2004 Equity Incentive Plan.

                                    Grants          Exercise
  Name                              Received        Price        Title
----------------------------------  -----------     ---------    ------------------------------

  Howard A. Pavony                   None            None         Current President, Former
                                                                  Chief Executive Officer
                                                                  and Chief Operating Officer.

  Steven H. Rothman                  None            None         Current Executive Vice
                                                                  President, Former Chairman and
                                                                  Chief Executive Officer.

  All Executive Officers as a        870,000         $2.15
  Group

  All current directors who are      32,500
  not executive officers, as a       options are
  group                              scheduled
                                     to be
                                     granted.

  All employees, including all       140,000         $1.92
  current officers who are not
  executive officers, as a group


                                PROPOSAL NUMBER 3
                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The audit committee of our Board of Directors has appointed Goldstein Golub Kessler LLP, independent public accountants, to audit and report on our financial statements for the fiscal year ending March 31, 2004. Goldstein Golub Kessler has served as our principal accountants since March 29, 1999 and has been responsible for the audit of our financial statements since the fiscal year ended March 31, 1999. Our Board of Directors has approved the selection of Goldstein Golub Kessler to audit our financial statements for the year ending March 31, 2005, and seeks shareholder ratification of such appointment. We have no disagreements with Goldstein Golub Kessler on any matter of accounting principles or practices, financial statements disclosure or auditing scope or procedure that if not satisfactorily resolved would have caused Goldstein Golub Kessler to make reference to such matter in its report. None of their reports have contained an adverse opinion, or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles. We anticipate that a representative of Goldstein Golub Kessler will be present at the Annual Meeting, will have an opportunity to make a statement if he/she so chooses and will be available to respond to appropriate questions from shareholders.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of our Voting Stock cast at the annual meeting on this proposal number 3 will be required to approve the ratification of the independent accountants.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

     Our Board of Directors recommends that you vote "FOR" the ratification of the independent accountants.

AUDIT FEES AND RELATED MATTERS

     Goldstein Golub Kessler LLP has a continuing relationship with American Express Tax and Business Services Inc. from which it leases auditing staff who are full- time, permanent employees of American Express Tax and Business Services Inc. and through which its partners provide non-audit services. As a result of this arrangement, Goldstein Golub Kessler LLP has no full-time employees and, therefore, none of the audit services performed were provided by permanent full- time employees of Goldstein Golub Kessler LLP. Goldstein Golub Kessler LLP manages and supervises the audit and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination. Other services, totaling $28,105, which consist principally of tax advice and which do not include financial information system design and implementation fees, have been provided by American Express Tax and Business Services Inc.

     The following table sets forth the fees billed by our independent accountants for each of our last two fiscal years for the categories of services indicated. All services performed by our independent accountants were pre-approved.

                                                    Year Ended March 31,
                                                 -------------------------
Category                                              2004         2003
                                                 ------------  ------------
Audit fees (1)                                    $  76,500     $  74,500
Audit-related fees (2)                               15,254         6,366
Tax fees (3)                                         18,149        13,000
All other fees (4)                                   52,668            --


----------

(1) Consists of fees billed for the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2) Consists of assurance and related services that are reasonably related to the performance of the audit and reviews of our financial statements and are not included in "audit fees" in this table. The services provided by our accountants within this category consisted of advice relating to SEC matters and employee benefit matters.

(3) Consists of professional services rendered by a company aligned with our principal accountant for tax compliance, tax advice and tax planning.

(4) The services provided by our accountants within this category consisted of advice and other services relating to our transaction with the Pequot entities and other matters.

AUDIT COMMITTEE PRE-APPROVAL POLICY

     In addition to retaining Goldstein Golub Kessler to audit our consolidated financial statements for the years ended March 31, 2004 and 2003, we retained Goldstein Golub Kessler to provide other auditing and advisory services to us in our 2004 and 2003 fiscal years. We understand the need for Goldstein Golub Kessler to maintain objectivity and independence in its audit of our financial statements. To minimize relationships that could appear to impair the objectivity of Goldstein Golub Kessler, our audit committee has restricted the non-audit services that Goldstein Golub Kessler and its aligned company may provide to us primarily to tax services and merger and acquisition due diligence and audit services, and has determined that we would obtain even these non-audit services from Goldstein Golub Kessler and/or its aligned company only when the services offered by Goldstein Golub Kessler and its aligned company are more effective or economical than services available from other service providers.

     The audit committee also has adopted policies and procedures for pre-approving all non-audit work performed by Goldstein Golub Kessler and any other accounting firms we may retain. Specifically, the audit committee has pre-approved the use of Goldstein Golub Kessler and its aligned company for detailed, specific types of services within the following categories of non-audit services: merger and acquisition due diligence and audit services; tax services; internal control reviews; and reviews and procedures that we request

Goldstein Golub Kessler to undertake to provide assurances of accuracy on matters not required by laws or regulations. In each case, the audit committee has also set a specific annual limit on the amount of such services which we would obtain from Goldstein Golub Kessler, and has required management to report the specific engagements to the committee on a quarterly basis and to obtain specific pre-approval from the audit committee for all engagements.

                SHAREHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

Shareholder Proposals for Inclusion in Next Year's Proxy Statement
------------------------------------------------------------------

     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, if a shareholder wants to submit a proposal for inclusion in our proxy materials for the next annual meeting of shareholders, it must be received at 850 Canal Street, Stamford, Connecticut 06902, attention: Secretary, not later than June 16, 2005. To avoid controversy, shareholders should submit proposals by means that permit them to prove the date of delivery.

Other Shareholder Proposals for Presentation at Next Year's Annual Meeting
--------------------------------------------------------------------------

     If a shareholder intends to present a proposal for consideration at the next annual meeting outside of the processes of Rule 14a-8 under the Exchange Act the SEC rules permit management to vote proxies in its discretion if we:

     o receive notice of the proposal before the close of business on August 31, 2005 and advise shareholders in our proxy statement for next year's annual meeting about the nature of the matter and how our management intends to vote on such matter, or

     o do not receive notice of the proposal prior to the close of business on August 31, 2004.

                    DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

     As permitted by applicable law, only one copy of this Proxy Statement and annual report is being delivered to shareholders residing at the same address, unless such shareholders have notified the Company of their desire to receive multiple copies of the Proxy Statement or the Company's annual report.

     The Company will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement and/or the Company's annual report to any shareholder residing at an address to which only one copy of either such document was mailed. Requests for additional copies should be directed to our General Counsel, John F. Kohler, at our corporate offices, 850 Canal Street, Stamford, Connecticut 06902 or by telephone at (203) 975-3700.

     Shareholders who share an address can request the delivery of separate copies of future Proxy Statements or the Company's annual report upon written request which should be directed to our General Counsel, John F. Kohler, at our corporate offices, 850 Canal Street, Stamford, Connecticut 06902 or by telephone at (203) 975-3700.

     Shareholders who share an address can request the delivery of a single copy of this Proxy Statement or a single copy of the Company's annual report upon written request. Such request should be directed to our General Counsel, John F. Kohler, at our corporate offices, 850 Canal Street, Stamford, Connecticut 06902 or by telephone at (203) 975-3700.

                              AVAILABLE INFORMATION

     This Proxy Statement is being mailed to our shareholders together with a copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2004. Additional copies of the Form 10-K, as well as copies of our other periodic reports filed under the Securities Exchange Act of 1934, as amended, may be obtained without charge upon written request to our Secretary, at 850 Canal Street, Stamford, Connecticut 06902.

By Order of the Board of Directors,


John F. Kohler, Senior Vice President, General Counsel and Corporate Secretary


Stamford, Connecticut
October 21, 2004

                                                                     APPENDIX  A

                             MTM TECHNOLOGIES, INC.
              NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

I.   PURPOSE OF COMMITTEE.

     The purpose of the Nominating and Corporate Governance Committee (the "Committee") of the Board of Directors (the "Board") of MTM Technologies, Inc. (the "Company") is to determine the slate of director nominees for election to the Company's Board of Directors and to fill vacancies occurring between annual meetings of shareholders, and recommend individuals to the Board for nomination as members of the standing committees of the Board. The Committee shall report to the Board on a regular basis and not less than once a year.

     The Committee shall meet from time to time to evaluate the performance of the Board, the standing committees of the Board and each member of the Board. The Committee shall report the results of such evaluations to the Board, and the Board shall discuss the results at its next regularly scheduled meeting. The Chairman of the Committee or a majority of the members of the Committee may call additional meetings to fulfill the duties and responsibilities of the Committee as set forth herein.

II.  COMMITTEE MEMBERSHIP.

     The Committee shall consists of no fewer than three directors, each of whom shall meet the independence requirements of the listing standards of Nasdaq and other applicable laws and regulations. The members of the Committee shall be appointed by the Board. Candidates to fill subsequent vacancies on the Committee shall be appointed by the Board based on nominations by the Committee. Members shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

III. COMMITTEE STRUCTURE AND OPERATIONS.

     The Board shall designate one member of the Committee as its chairperson. The Committee shall meet at regularly scheduled times and places determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson.

IV.  COMMITTEE DUTIES AND RESPONSIBILITIES.

     The following are the duties and responsibilities of the Committee:

     1. Evaluate and recommend individuals for nomination for election to the Board. This responsibility includes working with the full Board to establish and periodically review criteria for Board membership, reviewing candidates' qualifications, and evaluating any potential conflicts with the Company's interests. The Committee shall carry out its responsibilities in consultation with the Chairman of the Board and the chief executive officer. To make recommendations to the Board from time to time as to changes that the Committee believes to be desirable to the size of the Board and regarding tenure and removal of directors.

     2. To identify individuals believed to be qualified to become Board members, consistent with criteria approved from time to time, if any, by the Board, and to select, or recommend to the Board, the nominees to stand for election as directors at each annual meeting of shareholders or, if applicable, at a special meeting of shareholders. All nominees must be able to commit to attending all regularly scheduled meetings of the Board, meetings of any committee to which he or she is appointed and the Annual Shareholders' Meeting. In the case of a vacancy on the Board (including a vacancy created by an increase in the size of the Board), the Committee shall recommend to the Board an individual to fill such vacancy either through appointment by the Board or through election by shareholders. In selecting or recommending candidates, the Committee shall take into consideration any criteria approved by the Board, which may be set forth in any Corporate Governance Guidelines adopted by the Board and such other factors as it deems appropriate. These factors may include:

          o    Judgment
          o    Skill
          o    Diversity
          o Experience with businesses and other organizations in related industries and of comparable size
          o The interplay of the candidate's experience with the experience of other Board members
          o The extent to which the candidate would be a desirable addition to the Board and any committees of the Board

The Committee shall consider all candidates recommended by the Company's shareholders in accordance with the procedures set forth in the Company's annual proxy statement and in accordance with Item 7(d)(2)(ii) of Schedule 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee may consider candidates proposed by management, but is not required to do so.

     3. To identify Board members qualified to fill vacancies on any committee of the Board and to recommend that the Board appoint the identified member or members to the respective committee. In nominating a candidate for committee membership, the Committee shall take into consideration any criteria approved by the Board, which may be set forth in any Corporate Governance Guidelines adopted by the Board, and the factors set forth in the charter of that committee, if any, as well as any other factors it deems appropriate, including without limitation the consistency of the candidate's experience with the goals of the committee and the interplay of the candidate's experience with the experience of other committee members.

     4. To develop and recommend to the Board standards to be applied in making determinations as to the absence of material relationships between the Company and a director.

     5. In its discretion, to develop and recommend to the Board a set of corporate governance principles applicable to the Company, and to review those principles at least once a year.

     6. Review, annually, the structure and membership of each standing committee and any other committee that may be established by the Board.

     7. Survey annually compensation paid to board members of comparable companies. The Committee shall review the compensation of members of the Board to assure it is reasonable and competitive in light of such survey and shall recommend any appropriate changes in compensation to the Board.

     8. Review, evaluate and respond, in consultation with the Company's General Counsel, to any shareholder proposals.

     9. Retain and terminate, on such terms as it may approve in its sole discretion and at Company expense, consultants with expertise in the Committee's areas of responsibility, including executive search firms to assist the Committee in identifying prospective candidates to serve as directors.

     10. To assist management in the preparation of the disclosure in the Company's annual proxy statement regarding the operations of the Committee in accordance with Item 7(d)(2) of Schedule 14A under the Exchange Act.

     11. To report to the Board on a regular basis, and not less than once per year.

     12. To perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to the nomination of Board and committee members.

V.   DELEGATION TO SUBCOMMITTEE.

     The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

VI.  RESOURCES AND AUTHORITY OF THE COMMITTEE.

     The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. With respect to consultants or search firms used to identify director candidates, this authority shall be vested solely in the Committee.

                       ANNUAL MEETING OF SHAREHOLDERS OF

                             MTM TECHNOLOGIES, INC.

                               NOVEMBER 19, 2004



                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.



    Please detach along perforated line and mail in the envelope provided.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE |X|
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                           FOR  AGAINST  ABSTAIN
1. Election of the following nominees to the Board of           2. Increase in the number of shares from   [ ]    [ ]      [ ]
   Directors of the Corporation:                                   2,000,000 to 3,000,000 available for
                              NOMINEES:                            issuance under 2004 Incentive Plan:
[ ] FOR ALL NOMINEES          ( ) Gerald A. Poch
                              ( ) Francis J. Alfano             3. Ratification of Accountants:            [ ]    [ ]      [ ]
[ ] WITHHOLD AUTHORITY        ( ) Steven H. Rothman
    FOR ALL NOMINEES          ( ) Howard A. Pavony              4. Upon such other business as may properly come before the
                              ( ) Arnold J. Wasserman              meeting or any adjournment thereof.
[ ] FOR ALL EXCEPT            ( ) Richard R. Heitzmann
    (See instructions below   ( ) Amish Jani                    THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY THE PROXIES, OR
                              ( ) William Lerner                EITHER OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH
                              ( ) Alvin E. Nashman              OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. IF NO
                                                                SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE
                                                                DIRECTOR-NOMINEES LISTED TO THE LEFT AND FOR MATTER NUMBER 2
                                                                and 3 AS SET FORTH ABOVE. RECEIPT OF THE CORPORATION'S PROXY
                                                                STATEMENT, DATED OCTOBER 21, 2004, IS HEREBY ACKNOWLEDGED.

INSTRUCTION: To withhold authority to vote for any individual
-----------  nominee(s), mark "FOR ALL EXCEPT" and fill in
             the circle next to each nominee you wish to
             withhold, as shown here: ( )
--------------------------------------------------------------






--------------------------------------------------------------
To change the address on your account, please check the
box at right and indicate your new address in the address
space above. Please note that changes to the registered    [ ]
name(s) on the account may not be submitted via this
method.
--------------------------------------------------------------

Signature of Shareholder                        Date:           Signature of Shareholder                        Date:
                        ------------------------     ----------                         ------------------------     ----------

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.
      When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                              MTM TECHNOLOGIES INC.

       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           OF THE CORPORATION. THE BOARD RECOMMENDS A VOTE FOR EACH OF
                  NAMED DIRECTOR-NOMINEES, FOR MATTER NUMBER 2,
                   FOR MATTER NUMBER 3 AND FOR MATTER NUMBER 4.

     The undersigned hereby appoints Francis J. Alfano, Alan Schwartz and John
F. Kohler, or any one of them, attorneys and proxies with full power of substitution in each of them, in the name and stead of the undersigned, to vote as proxy all the shares of the undersigned in MTM Technologies, Inc., a New York corporation (the "Corporation"), at the 2004 Annual Meeting of Shareholders of the Corporation, scheduled to be held on November 19, 2004, and any adjournments or postponements thereof, as specified on the reverse side:

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)